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                                                                  Exhibit 10.6


                               CONFIDENTIALITY AND

                            NON-COMPETITION AGREEMENT

         THIS AGREEMENT has been entered into this 1st day of February, 1997 by and between On Stage Entertainment, Inc., (hereinafter referred to as "OSE" or the "Company"), and Kiran S. Sidhu, an individual (hereinafter referred to as "Sidhu").

         In consideration of the mutual promises and covenants between the parties in connection with Sidhu's employment agreement executed and dated December __, 1996 (which is incorporated herein by reference and referred to as the "Employment Agreement"), as well as Sidhu's future involvement with OSE as its Chief Financial Officer and Treasurer and for other good and valuable consideration, the parties hereto agree as follows:

1.       CONFLICTING ACTIVITIES.

         1.1 Involvement in Business Opportunities. Sidhu shall not, during the term of his Employment Agreement, be engaged in any other business activity which is or may be competitive with the business of the Company, without the prior written consent of the Company's Board of Directors; provided, however, that this restriction shall not be construed as preventing Sidhu from being a director of, or investing his personal assets in passive investments in, business entities which are not in competition with the Company or any of its affiliates, or from pursuing business opportunities as permitted by paragraph
1.2. The foregoing notwithstanding, Sidhu may invest in a retail business of which his wife will be actively involved therein.

         1.2 Development of Business Opportunities. Sidhu hereby agrees to promote and develop all business opportunities that come to his attention relating to current or reasonably anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under his Employment Agreement. Should Sidhu discover a business opportunity which is or may reasonably be anticipated to be related to the business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Sidhu may develop the business opportunity for himself, provided, however, that such development may in no way conflict or interfere with the duties owed by Sidhu to the Company under his Employment Agreement. Further, Sidhu may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or similar passive investments.

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2.       CONFIDENTIALITY OF TRADE SECRETS AND OTHER MATERIALS.

         2.1 Trade Secrets. Sidhu agrees not to disclose to others, or take or use for his own purposes or the purposes of others, during or after his employment, any trade secrets, confidential information, knowledge, data or the like that Sidhu acquires during his Employment Agreement and that is not otherwise in the public domain. Sidhu agrees that these restrictions shall also apply to (a) information, knowledge, trade secret, data or know-how belonging to third parties in the Company's possession; and (b) information, knowledge, trade secret, or data received, originated, discovered or developed by Sidhu during the term of this Agreement. Sidhu recognizes that this obligation applies not only to technical information, but also to any business, financial or marketing information that the Company treats as confidential. Any information of the Company which is not readily available to the public shall be considered to be a trade secret unless the Company advises Sidhu otherwise.

         2.2 Ownership of Trade Secrets; Assignment of Rights. Sidhu hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company during the term of his employment are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Sidhu shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Sidhu hereby assigns to the Company any rights which he or she may have in any such trade secret or proprietary information.

                  Sidhu agrees that for a period of one (1) year immediately following his termination (voluntary or with cause) with the Company, he shall not interfere with the business of the Company in any manner, including, without limitation, by inducing an employee or associate to leave the Company, or by inducing a consultant or other independent contractor to sever that person's relationship with the Company, or disrupting the Company's relationships with customers, agents, representatives or vendors or otherwise.

3. UNFAIR COMPETITION AFTER TERMINATION. Because of his employment by the Company, Sidhu will have access to trade secrets and confidential information about the Company, its products, its customers and its methods of doing business. In the event of the termination of his Employment Agreement for any reason, the Company shall have the option to pay Sidhu at the time of such termination a lump sum payment of fifty percent (50%) of his Base Salary at the date of termination (in addition to any payment otherwise due to Sidhu in the form of severance pay) for up to two (2) years, and in consideration therefore, Sidhu agrees that for a similar period of up to two (2) years after termination of his employment he will not, directly or indirectly, compete with Company in the field of live theatrical entertainment. For example, if the Company pays to Sidhu fifty percent (50%) of one years Base Salary in accordance with this paragraph of this Agreement, then Sidhu agrees not to compete directly or indirectly with the Company for a period of one year from the date of termination. Sidhu understands and agrees that direct competition means the design, development, production, promotion, presentation, or sale of live theatrical stage shows competitive with those of the Company. Indirect competition means the employment by any competitor or third party in a role that

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involves Sidhu in the design, development, production, promotion, or sale of live theatrical stage shows competitive with those of the Company, and for whom Sidhu will perform the same or similar function as he performs for the Company. Sidhu further agrees that for a period of two (2) years after termination of his employment, he will not directly or indirectly disclose to any third person any confidential information or trade secrets not otherwise in the public domain, and to which he gained knowledge during the term of his employment.

4. INJUNCTIVE RELIEF. The Company and Sidhu hereby acknowledge and agree that any default under Sections 1 through 3, above, will cause damage to the Company in an amount which is difficult, if not impossible, to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of the above named Sections, and without proof of actual damages

5. ATTORNEY'S FEES. If any party to this Agreement breaches any of the terms of this Agreement, then that party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorney's fees, incurred by that party in enforcing the terms of this Agreement.

6. MEDIATION/ARBITRATION. If a dispute arises out of or relates to this Agreement, the parties agree first to try in good faith to settle the dispute by mediation under the commercial mediation rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Clark County, Nevada, in accordance with commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration proceeding, as determined by the arbitrator, shall be entitled to an award of reasonable attorney's fees and the fees and costs arising out of the arbitration proceedings, including, but not limited to the arbitration's fees and the American Arbitration Association's administrative fee. The parties further agree that the arbitrator, or such other person designated for the purpose by the American Arbitration Association shall have jurisdiction over all matters involving provisional remedies just as any court of competent jurisdiction would, including but not limited to, the imposition of injunctive relief to protect trade secrets and confidential information.

7. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Nevada.

Executed this 1st day of February, 1997.


/s/ Kiran S. Sidhu
--------------------
Kiran S. Sidhu

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